UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2026
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SHOULDER INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42771	27-0538764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1535 Steele Avenue SW, Suite B Grand Rapids, Michigan		49507
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (616) 294-1026
Not Applicable
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.
Director Resignation
On February 26, 2026, Geoff Pardo notified the Board of Directors (“Board”) of Shoulder Innovations, Inc. (the “Company”) that he will resign as a Class I director of the Board, as a member of the Compensation Committee of the Board and as Chair of the Nominating and Corporate Governance Committee of the Board effective immediately. Mr. Pardo’s decision to resign was not the result of any disagreement with the management or the Board on any matter relating to the Company’s operations, policies or practices.
Director Appointment
On February 26, 2026, the Board appointed Andrew Hykes, age 53, as a Class I member of the Board and to serve as a member of the Compensation Committee, in each case effective immediately to fill the vacancy upon the resignation of Mr. Pardo. There are no arrangements or understandings between Mr. Hykes and any other persons pursuant to which he was selected as a Class I director of the Company. Mr. Hykes will receive compensation under the Company’s Non-Employee Director Compensation Program, which was previously filed with the Securities and Exchange Commission (the “SEC”). Mr. Hykes will also enter into the Company’s standard form of indemnification agreement for directors, which was previously filed with the SEC. Mr. Hykes does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. The Board has determined that Mr. Hykes is an independent director of the Board, and that he satisfies all applicable requirements to serve on the Compensation Committee, including without limitation the applicable requirements of The New York Stock Exchange and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Mr. Hykes has served as the President and Chief Executive Officer of Okami Medical, Inc., a medical device company committed to the development of innovative, versatile, and intuitive devices for the occlusion of peripheral vessels (“Okami”), since October 2025. Prior to Okami, Mr. Hykes served as the Chief Executive Officer, President and director of Inari Medical, Inc., a company that provides innovative solutions for venous thromboembolism clot removal without the use of thrombolytic drugs (“Inari”), from January 2023 to May 2025. Prior to that, Mr. Hykes served as the Chief Operating Officer of Inari from October 2020 to December 2022, and as Chief Commercial Officer of Inari from September 2017 to October 2020. From November 2012 to January 2017, Mr. Hykes was the Vice President of Commercial Operations of Sequent Medical Inc., a company focused on catheter-based neurovascular therapies that was acquired by Terumo Corporation in July 2016 (“Sequent”). Prior to Sequent, Mr. Hykes worked for Medtronic PLC, a medical device company, from August 2002 to October 2012, where he held several positions of increasing responsibility, including Vice President of Marketing, Vice President of Clinical and Regulatory Affairs and Director of Investor Relations. From 1995 to 2000, Mr. Hykes worked in healthcare banking for ABN AMRO Bank. Mr. Hykes received his B.B.A. from the University of Wisconsin Madison and an M.B.A. from Harvard Business School.

Item 7.01.	Regulation FD Disclosure.
On March 2, 2026, the Company issued a press release announcing the foregoing matters, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Press Release of the Company, dated March 2, 2026.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2026	SHOULDER INNOVATIONS, INC. (Registrant)

/s/ Jeffrey Points
Jeffrey Points
Chief Financial Officer
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